Exhibit 99.1

WOW! REPORTS SECOND QUARTER 2021 RESULTS

Record High-Speed Data Revenue of $156.4 million, up 14% compared to the second quarter of 2020

ENGLEWOOD, Colo. (August 5, 2021) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes more than three million residential, business and wholesale consumers, today announced financial and operating results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights (1)(2)

●	Total Revenue of $287.3 million; Net Income of $12.4 million; Diluted Earnings Per Share of $0.15
●	HSD Revenue totaled $156.4 million, an increase of $19.1 million, or 14%, compared to second quarter of 2020
●	Adjusted EBITDA was $117.8 million, an increase of $16.5 million, or 16%, compared to the second quarter of 2020
●	Adjusted EBITDA margin of 41.0% compared to 35.9% for the quarter ended June 30, 2020
●	Free Cash Flow totaled $23.1 million
●	Added 3,400 HSD RGUs
●	Announced two transactions to sell five service areas for a combined $1.8 billion

Year-to-Date 2021 Highlights (1)(2)

●	Total Revenue of $573.6 million; Net Income of $22.0 million; Diluted Earnings Per Share of $0.27
●	HSD Revenue totaled $309.1 million, an increase of $35.2 million, or 13%, compared to the corresponding period of 2020
●	Adjusted EBITDA was $230.2 million, an increase of $29.8 million, or 15%, compared to the corresponding period of 2020
●	Adjusted EBITDA margin of 40.1% compared to 35.4% for the six months ended June 30, 2020
●	Free Cash Flow totaled $41.4 million
●	Added 13,400 HSD RGUs

"Our broadband-first strategy continues to drive our business forward with another record quarter of high-speed data revenue, strong Adjusted EBITDA and EBITDA margins, all up significantly from the same period last year," said Teresa Elder, WOW!'s CEO. "In addition to our strong results, the recently announced agreements to sell five service areas in two separate transactions for a combined $1.8 billion, reflects the attractiveness of our assets and enhances our overall financial strength and flexibility."

"We continue to deliver excellent high-speed data revenue and Adjusted EBITDA growth as we maintain an aggressive focus on execution and delivering returns to shareholders," said John Rego, WOW!'s CFO. "An Adjusted EBITDA margin of 41%, free cash flow in the quarter above $23 million and a leverage ratio of 4.8x, all demonstrate the strength of our business and broadband-first strategy."

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures, “and Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA, Free Cash Flow and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	On June 30, 2021, the Company announced the pending sale of certain assets together with certain liabilities of five service areas. For presentation purposes related to this announcement, the related assets, liabilities and financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Revenue

Total Revenue was $287.3 million for the quarter ended June 30, 2021, up $5.3 million, or 2%, as compared to the corresponding period in 2020.

Total Subscription Revenue for the quarter ended June 30, 2021 was $269.4 million, up $5.5 million, or 2%, as compared to the corresponding period in 2020. The increase was driven by an increase in average revenue per unit (“ARPU”) as HSD customers upgrade to higher speed offerings coupled with an increase in volume attributable exclusively to the addition of HSD Subscribers. These increases were partially offset by a shift in service offering mix, as the Company continues to experience a reduction in Video and Telephony RGUs.

Other Business Services Revenue totaled $6.1 million for the quarter ended June 30, 2021, down $0.3 million as compared to the corresponding period in 2020. The decrease is primarily due to a decrease in data center revenue.

Other Revenue totaled $11.8 million for the quarter ended June 30, 2021, up $0.1 million as compared to the corresponding period in 2020, primarily due to increases in advertising revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) totaled $132.7 million for the quarter ended June 30, 2021, down $13.1 million, or 9%, compared to the corresponding period in 2020 primarily due to lower direct expenses, specifically programming expense, which aligns with the reduction in Video RGUs between periods. Selling, General, and Administrative expenses totaled $48.3 million for the quarter ended June 30, 2021, up $4.4 million, or 10%, compared to the corresponding period in 2020, primarily due to increases in marketing, stock compensation, professional service and legal expenses.

Net Income and Earnings Per Share

Net Income for the quarter ended June 30, 2021 was $12.4 million, compared to $2.2 million for the quarter ended June 30, 2020. Diluted Earnings Per Share for the quarter ended June 30, 2021 was $0.15, compared to Diluted Earnings Per Share of $0.03 for the quarter ended June 30, 2020.

Adjusted EBITDA

Adjusted EBITDA for the quarter ended June 30, 2021 was $117.8 million, an increase of $16.5 million, compared to the corresponding period in 2020. Adjusted EBITDA margin was 41.0% for the quarter ended June 30, 2021, as compared to 35.9% for the quarter ended June 30, 2020.

Subscribers

WOW! reported Total Subscribers of 857,400 as of June 30, 2021, an increase of 12,900, or 2%, compared to June 30, 2020, up 2,700 compared to March 31, 2021. HSD RGUs totaled 826,300 as of June 30, 2021, an increase of 20,700, or 3%, compared to June 30, 2020, up 3,400 compared to March 31 2021.

Edge-Outs

Edge-Out Projects reached a total of 196,100 homes passed and 49,500 Subscribers since inception.

The 2019 Edge-Out projects include 8,800 Subscribers, which represents 17.9% penetration on such nodes. The 2020 Edge-Out projects include 1,200 Subscribers, which represents 19.5% penetration on such nodes.

Capital Expenditures

Capital Expenditures totaled $56.2 million for the quarter ended June 30, 2021, representing a $1.0 million decrease compared to the quarter ended June 30, 2020. The decrease is primarily related to decreased expenditures related to customer premise equipment (“CPE”), partially offset by increases in network enhancements focused on increasing bandwidth capacity, standardization and reliability to meet the needs of our customers. Capital Expenditures for the quarter ended June 30, 2021 equates to 20% of Total Revenue for the quarter ended June 30, 2021.

Liquidity and Leverage

As of June 30, 2021, the total outstanding amount of long-term debt and finance lease obligations was $2.2 billion, and cash and cash equivalents were $23.3 million. Total Net Leverage as of June 30, 2021, was 4.80X on a LTM Adjusted EBITDA basis, down from 5.01X at March 31, 2021, and undrawn revolver capacity totaled $261.7 million. Free Cash Flow was $23.1 million for the quarter ended June 30, 2021.

Webcast

WOW! will host a webcast on Thursday, August 5, 2021, at 8:00 a.m. Eastern to discuss the financial and operating results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Thursday, August 5, 2021	Call Time:	8:00 a.m. Eastern
Dial In:	(833) 312-1362	International:	(236) 714-2635
Conf. ID:	5185156

A replay of the call will be available on August 5, 2021, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until September 3, 2021, at 11:59 p.m. ET, please dial (800) 585-8367 or
(416) 621-4642 and use conference ID 5185156.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2021	2020

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$23.3	$12.4
Accounts receivable—trade, net of allowance for doubtful accounts of $5.2 and $6.7, respectively	38.3	44.4
Accounts receivable—other, net	2.4	2.8
Prepaid expenses and other	35.1	25.0
Current assets held for sale	29.9	30.2
Total current assets	129.0	114.8
Right-of-use lease assets—operating	20.3	22.1
Property, plant and equipment, net	718.6	720.9
Franchise operating rights	620.1	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.8	1.9
Other non-current assets	42.3	42.1
Non-current assets held for sale	730.1	740.0
Total assets	$2,487.3	$2,487.0
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable—trade	$29.8	$32.4
Accrued interest	3.8	4.0
Current portion of long-term lease liability—operating	6.0	5.8
Accrued liabilities and other	70.7	79.7
Current portion of long-term debt and finance lease obligations	70.9	37.5
Current portion of unearned service revenue	30.0	28.6
Current liabilities held for sale	46.9	47.9
Total current liabilities	258.1	235.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	2,176.8	2,228.5
Long-term lease liability—operating	16.3	19.0
Deferred income taxes, net	205.0	200.6
Other non-current liabilities	12.9	13.1
Non-current liabilities held for sale	2.4	2.3
Total liabilities	2,671.5	2,699.4
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 95,888,217 and 95,187,161 issued as of June 30, 2021 and December 31, 2020, respectively; 87,111,194 and 86,847,797 outstanding as of June 30, 2021 and December 31, 2020, respectively	1.0	1.0
Additional paid-in capital	340.9	333.8
Accumulated other comprehensive income (loss)	—	(6.5)
Accumulated deficit	(438.0)	(460.0)
Treasury stock at cost, 8,777,023 and 8,339,364 shares as of June 30, 2021 and December 31, 2020, respectively	(88.1)	(80.7)
Total stockholders’ deficit	(184.2)	(212.4)
Total liabilities and stockholders’ deficit	$2,487.3	$2,487.0

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	June 30, 2021			June 30, 2020
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except per share data)
Revenue:
HSD	$98.7	$57.7	$156.4	$86.9	$50.4	$137.3
Video	55.3	36.4	91.7	61.9	40.6	102.5
Telephony	14.6	6.7	21.3	16.9	7.2	24.1
Total subscription services revenue	168.6	100.8	269.4	165.7	98.2	263.9
Other business services	5.7	0.4	6.1	6.0	0.4	6.4
Other	7.6	4.2	11.8	7.7	4.0	11.7
Total revenue	181.9	105.4	287.3	179.4	102.6	282.0

Costs and expenses:
Operating (excluding depreciation and amortization)	95.1	37.6	132.7	102.8	43.0	145.8
Selling, general and administrative	45.5	2.8	48.3	41.5	2.4	43.9
Depreciation and amortization	42.4	20.5	62.9	37.2	19.6	56.8
	183.0	60.9	243.9	181.5	65.0	246.5
(Loss) income from operations	(1.1)	44.5	43.4	(2.1)	37.6	35.5
Other income (expense):
Interest (expense) income	(28.8)	0.4	(28.4)	(32.4)	—	(32.4)
(Loss) gain on sale of assets, net	(0.1)	0.2	0.1	0.4	—	0.4
Other income, net	—	0.1	0.1	0.1	—	0.1
(Loss) income before provision for income taxes	(30.0)	45.2	15.2	(34.0)	37.6	3.6
Income tax benefit (expense)	7.5	(10.3)	(2.8)	7.6	(9.0)	(1.4)
Net (loss) income	$(22.5)	$34.9	$12.4	$(26.4)	$28.6	$2.2

(Loss) earnings per share
Basic	$(0.27)	$0.42	$0.15	$(0.32)	$0.35	$0.03
Diluted	$(0.27)	$0.42	$0.15	$(0.32)	$0.35	$0.03
Weighted-average common shares outstanding
Basic	82,828,227			81,612,359
Diluted	82,828,227			81,612,359

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED

(unaudited)

	Six months ended			Six months ended
	June 30, 2021			June 30, 2020
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except per share data)
Revenue:
HSD	$195.3	$113.8	$309.1	$173.3	$100.6	$273.9
Video	111.7	73.3	185.0	124.5	81.4	205.9
Telephony	29.6	13.5	43.1	34.1	14.6	48.7
Total subscription services revenue	336.6	200.6	537.2	331.9	196.6	528.5
Other business services	11.3	1.0	12.3	11.9	1.0	12.9
Other	15.5	8.6	24.1	16.3	8.8	25.1
Total revenue	363.4	210.2	573.6	360.1	206.4	566.5

Costs and expenses:
Operating (excluding depreciation and amortization)	193.5	77.2	270.7	206.9	87.4	294.3
Selling, general and administrative	88.0	5.5	93.5	84.8	5.9	90.7
Depreciation and amortization	83.7	41.0	124.7	73.3	39.3	112.6
	365.2	123.7	488.9	365.0	132.6	497.6
(Loss) income from operations	(1.8)	86.5	84.7	(4.9)	73.8	68.9
Other income (expense):
Interest (expense) income	(60.2)	0.4	(59.8)	(65.9)	—	(65.9)
(Loss) gain on sale of assets, net	(0.1)	0.2	0.1	0.6	0.1	0.7
Other income, net	0.6	0.1	0.7	0.7	0.1	0.8
(Loss) income before provision for income taxes	(61.5)	87.2	25.7	(69.5)	74.0	4.5
Income tax benefit (expense)	16.3	(20.0)	(3.7)	15.4	(17.6)	(2.2)
Net (loss) income	$(45.2)	$67.2	$22.0	$(54.1)	$56.4	$2.3

(Loss) earnings per share
Basic	$(0.55)	$0.82	$0.27	$(0.66)	$0.69	$0.03
Diluted	$(0.55)	$0.82	$0.27	$(0.66)	$0.69	$0.03
Weighted-average common shares outstanding
Basic	82,433,311			81,325,795
Diluted	82,433,311			81,325,795

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
	2021	2020

	(in millions)
Cash flows from operating activities:
Net income	$22.0	$2.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	124.7	112.6
Deferred income taxes	2.3	0.6
Provision for doubtful accounts	5.3	12.2
Gain on sale of assets, net	(0.1)	(0.7)
Amortization of debt issuance costs and discount	2.4	2.4
Non-cash compensation	7.1	5.7
Other non-cash items	(0.1)	—
Changes in operating assets and liabilities:
Receivables and other operating assets	(9.3)	(11.6)
Payables and accruals	2.6	3.8
Net cash provided by operating activities	$156.9	$127.3
Cash flows from investing activities:
Capital expenditures	$(115.5)	$(115.2)
Other investing activities	0.9	(0.7)
Net cash used in investing activities	$(114.6)	$(115.9)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$31.0	$91.0
Payments on long-term debt and finance lease obligations	(55.0)	(82.8)
Purchase of shares	(7.4)	(1.0)
Net cash (used in) provided by financing activities	$(31.4)	$7.2
Increase (decrease) in cash and cash equivalents	10.9	18.6
Cash and cash equivalents, beginning of period	12.4	21.0
Cash and cash equivalents, end of period	$23.3	$39.6
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$59.0	$62.6
Cash paid (received) during the periods for income taxes, net	$1.7	$(3.9)
Non-cash operating activities:
Operating lease additions	$0.9	$4.8
Non-cash financing activities:
Finance lease additions	$3.3	$6.6
Capital expenditure accounts payable and accruals	$12.2	$9.8

About WOW!

WOW! is a leading broadband services provider offering high-speed data ("HSD"), cable television ("Video"), and digital telephony ("Telephony") services to residential and business customers.  Our vision is connecting people to their world through the WOW! experience: reliable, easy, and pleasantly surprising, every time. For more information, please visit www.wowway.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Free Cash Flow. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

Free Cash Flow is defined as Net Cash Provided by Operating Activities less Capital Expenditures. Free Cash Flow presents the cash generated or used by the business in a given period.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income, and Net Cash Provided by Operating Activities to Free Cash Flow which are most directly comparable to their corresponding GAAP financial measure.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA to Net Income for the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

	(in millions)
Net Income	$12.4	$2.2	$22.0	$2.3
Depreciation and amortization	62.9	56.8	124.7	112.6
Interest expense	28.4	32.4	59.8	65.9
Gain on sale of assets, net	(0.1)	(0.4)	(0.1)	(0.7)
Non-recurring professional fees, M&A integration and restructuring expense	7.5	6.0	13.7	13.2
Non-cash stock compensation	4.0	3.0	7.1	5.7
Other income, net	(0.1)	(0.1)	(0.7)	(0.8)
Income tax expense	2.8	1.4	3.7	2.2
Adjusted EBITDA	$117.8	$101.3	$230.2	$200.4

The following table provides a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

	(in millions)
Net Cash Provided by Operating Activities	$79.3	$74.9	$156.9	$127.3
Less: Capital Expenditures	(56.2)	(57.2)	(115.5)	(115.2)
Free Cash Flow	$23.1	$17.7	$41.4	$12.1

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

	(in millions)
Customer premise equipment	$25.7	$35.6	$56.3	$70.4
Scalable infrastructure	12.5	7.0	24.9	12.8
Line extensions	4.9	3.6	9.8	9.2
Support capital and other	13.1	11.0	24.5	22.8
Total	$56.2	$57.2	$115.5	$115.2
Capital expenditures included in total related to:
Edge-outs	$1.6	$1.6	$3.0	$4.7
Business services	$4.6	$3.8	$9.6	$9.4

The following table provides an unaudited summary of our subscriber information:

	June 30,	September 30,	December 31,	March 31,	June 30,
	2020	2020	2020 (1)	2021	2021
Homes Passed	3,237,700	3,242,400	3,248,600	3,251,900	3,275,200
Total Subscribers	844,500	846,300	846,100	854,700	857,400
HSD RGUs	805,600	808,900	812,900	822,900	826,300
Video RGUs	351,700	328,000	306,100	288,800	272,100
Telephony RGUs	188,100	182,000	176,300	172,100	167,800
Total RGUs	1,345,400	1,318,900	1,295,300	1,283,800	1,266,200

(1)	The Company combined certain billing systems during the second quarter of 2021, which standardized the statistical reporting of key metrics. The standardized reporting led to the following decreases for subscriber and RGU counts as of December 31, 2020: total subscribers (4,500), HSD RGUs (900), Video RGUs (2,100), Telephony RGUs (700), and Total RGUs (3,700).

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which will be posted on of our investor relations website at ir.wowway.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Senior Director, Corporate Communications

720-527-8214

debra.havins@wowinc.com